Exhibit 99

For More Information, Contact:

James E. Fickenscher/CFO	Felicia Vonella
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5902	(212) 867-1762
jfickenscher@auxilium.com	fvonella@lazarpartners.com

Auxilium Pharmaceuticals Raises $40.4 Million in Private Placement

Malvern, PA – June 29, 2005 – Auxilium Pharmaceuticals, Inc., (NASDAQ: AUXL), a specialty pharmaceutical company that develops and markets products for urology and sexual health, announced today that it has entered into definitive agreements with institutional and other accredited investors, including existing stockholders and affiliated entities, for the private placement of approximately 8.2 million shares of common stock at a price of approximately $4.90 per share, together with warrants to purchase approximately 2.06 million additional shares of common stock at an exercise price of $5.84 per share, for a total purchase price of $40.4 million. The private placement is expected to close on or before July 13, 2005 and is subject to certain closing conditions.

Deutsche Bank Securities Inc. acted as the lead placement agent for the transaction.

Ms. Gerri Henwood, CEO stated, “We are pleased to have completed this financing with a combination of existing and new institutional investors. We welcome our new investors and thank our current investors for their continued support of Auxilium. These additional funds should help support the Company’s cash needs for commercialization and research and development efforts.”

The shares of common stock and warrants offered and to be sold by the Company in this private placement have not been registered under the Securities Act of 1933, as amended (“the Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (“SEC”) or an applicable exemption from registration requirements. The Company has agreed to file a registration statement with the SEC covering resale of the shares of common stock, as well as the shares of common stock issuable upon exercise of the warrants issued in the private placement.

This notice is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Auxilium

Auxilium Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company with a focus on urology and sexual health. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its sales and marketing team of more than 110 people. The company is developing a product in Phase II for treatment of Peyronie’s Disease and Dupuytren’s Disease, products for androgen replacement, overactive bladder and pain using our licensed transmucosal film delivery system, as well as other products for urologic and sexual health. For additional information, visit www.auxilium.com.

Safe Harbor Statement

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the proceeds raised in connection with the private placement, the anticipated closing date of the private placement, the use of proceeds from the private placement, the development of Testim, products in development for treatment of Peyronie’s and Dupuytren’s Diseases, products in development for androgen replacement, overactive bladder and pain using a transmucosal film delivery system, as well as other products for urology and sexual health. Auxiliuim’s ability to complete the private placement will depend on, among other things, the prospective purchasers’ compliance with their obligations and Auxilium’s ability to enforce the agreements with the prospective purchasers. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, statements regarding forward-looking financial information and other statements containing the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 under the heading “Factors That May Affect Our Future Results”, which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations – SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.

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